Exhibit 99

Vail Resorts, Inc.                                    NEWS RELEASE

For immediate Release

Vail Resorts Contact:

Investor Relations and Media: Leslie Roubos, (970) 845-2958, lroubos@vailresorts.com

VAIL RESORTS, INC. ANNOUNCES INVESTIGATION BY SEC OF PRIOR ACCOUNTING TREATMENT FOR PRIVATE CLUB INITIATION FEES

-- No changes expected to Company's historical financial statements as a result

VAIL, Colo. - February 12, 2003 - Vail Resorts, Inc. (NYSE: MTN) today announced that the Securities and Exchange Commission ("SEC") has informed the Company that the SEC has issued a formal order of investigation with respect to the Company. The inquiry relates to the Company's previous accounting treatment for recognizing revenue on initiation fees related to the sale of memberships in private member clubs. In October 2002, the Company restated and reissued its historical financial statements for fiscal 1999-2001, reflecting a revision in the accounting for these club initiation fees.

The Company is fully cooperating with the SEC.

The Company has thoroughly reviewed the matter internally and has concluded that the Company's prior accounting treatment of the private membership initiation fees did not involve any impropriety on the part of any Company officers or employees. The Company's prior independent auditors approved the Company's past accounting treatment.

The Company expects no changes will be made as a result of this SEC inquiry to the Company's historical financial statements, as contained in the Company's October and December 2002 10K-A, 10K and 10Q SEC filings, inasmuch as:

    The accounting staff of the SEC has already been consulted with respect to the current revenue recognition treatment of club initiation fees by the Company, in conjunction with the Company's October 2002 restatement,

- more -
    In the summer of 2002, the Company's new auditors, PricewaterhouseCoopers LLP audited its fiscal 2002 financial statements (ending July 31, 2002), and as previously announced re-audited the financial statements for fiscal 1999-2001 as well,
    All of the previously reported revenues associated with the club initiation fees were actually and fully received in cash by the Company.

BACKGROUND

As previously announced by the Company in June 2002, in connection with a change of auditors to PricewaterhouseCoopers LLP, replacing its long term previous auditor Arthur Andersen LLP, the Company determined that a revision in the accounting for revenue recognition of private club initiation fees should occur. After voluntarily seeking consultation with the accounting staff of the SEC, the Company concluded that the cash initiation fees should be recognized as revenue over the estimated life of the club, which the Company currently estimates to be 30 years. Accordingly, the Company previously restated and reissued its financial statements for fiscal years 1999-2001 and filed its fiscal year 2002 10-K and first quarter 2003 10-Q on that basis. Historically, the Company had previously recognized revenue from the initiation fees immediately or upon completion of certain milestones, whichever was later, a view that the Company subsequently determined was incorrect.

Vail Resorts, Inc. is the premier mountain resort operator in North America. The Company's subsidiaries operate the mountain resorts of Vail, Beaver Creek, Breckenridge and Keystone in Colorado, Heavenly Resort in California and Nevada and the Grand Teton Lodge Company in Jackson Hole, Wyoming. In addition, the Company's RockResorts luxury resort hotel company operates 10 resort hotels throughout the United States. The Vail Resorts corporate website is www.vailresorts.com and the consumer websites are www.snow.com and www.rockresorts.com. Vail Resorts is a publicly held company traded on the New York Stock Exchange (NYSE: MTN).

Statements in this press release, other than statements of historical information, are forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.

Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. Such risks and uncertainties include but are not limited to general business and economic conditions; failure to achieve the anticipated cost savings and anticipated operational efficiency, or conversely adverse consequences from the cost reductions and/or position eliminations; competitive factors in the ski and resort industries; failure to successfully integrate acquisitions; uncertainties and issues arising, positive or negative, related to the restatement of earnings, including the change in accounting for the revenue recognition of club membership fees or the SEC review of same; the impact of the September 11 terrorist attacks on the travel industry and the company and/or misinterpretation of same; the possibility of war, continued or worsening economic slowdown or additional terrorist attacks; and the weather. Investors are also directed to other risks discussed in documents filed by the Company with the Securities and Exchange Commission.

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